                                  EXHIBIT 11.1


                         THE COAST DISTRIBUTION SYSTEM

                       Computation of Earnings Per Share

                        Quarter Ended September 30, 1995


                                                                 Primary                    Fully Diluted
                                                                Earnings                       Earnings
                                                                Per Share                     Per Share
                                                                ---------                   -------------
  I.     Weighted Averages Shares Outstanding                   5,127,705                      5,127,705

 II.     Common Stock Equivalents                                  38,105                         48,800
                                                               ----------                     ----------
         Average Number of Common and Common
         Equivalent Shares                                      5,165,810                      5,176,505

         Net Earnings                                          $1,242,000                     $1,242,000

         Dividend paid on preferred stock of subsidiary            (5,000)                        (5,000)
                                                               ----------                     ----------
         Earnings available to common shareholders             $1,237,000                     $1,237,000

         Divided by Shares                                      5,165,810                      5,176,505
                                                               ----------                     ----------

                                                                    $0.24                          $0.24
                                                                    =====                          =====

                             EXHIBIT 11.1 (Cont'd.)


                         THE COAST DISTRIBUTION SYSTEM

                       Computation of Earnings Per Share

                      Nine Months Ended September 30, 1995


                                                                 Primary                    Fully Diluted
                                                                 Earnings                      Earnings
                                                                Per Share                     Per Share
                                                                ---------                   -------------
  I.     Weighted Averages Shares Outstanding                   5,098,313                      5,098,313

 II.     Common Stock Equivalents                                  69,621                         79,796

III.     Other Dilutive Securities                                     --                         69,139
                                                               ----------                     ----------
         Average Number of Common and Common
         Equivalent Shares                                      5,167,934                      5,247,248

         Net Earnings                                          $4,238,000                     $4,238,000

         After-tax interest on convertible debt                        --                         25,000

         Dividend paid on preferred stock of subsidiary           (26,000)                       (26,000)
                                                               ----------                     ----------
         Earnings available to common shareholders             $4,212,000                     $4,237,000

         Divided by Shares                                      5,167,934                      5,247,248
                                                               ----------                     ----------

                                                                    $0.82                          $0.81
                                                                    =====                          =====